Exhibit 99.a.1.C

Notice of Guaranteed Delivery

for
Tender of Shares of Common Stock
of
SOUTHWESTERN LIFE HOLDINGS, INC.
to
SW HOLDINGS INC.
a wholly owned subsidiary of
SWISS RE LIFE & HEALTH AMERICA HOLDING COMPANY
(Not to Be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON FRIDAY, JUNE 15, 2001, UNLESS THE OFFER IS EXTENDED.

      This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the “Share Certificates”) evidencing shares of common stock, par value $0.01 per share (the “Common Shares”), of Southwestern Life Holdings, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) time will not permit all required documents to reach EquiServe Trust Company, N.A., as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase. Unless the context indicates otherwise, as used herein, stockholders shall mean holders of Shares.

The Depositary for the Offer is:

EquiServe Trust Company, N.A.

By Mail:	By Hand:	By Overnight Courier:
EquiServe PO Box 842010 Boston, MA 02284-2010	EquiServe c/o Securities Transfer and Reporting Services 100 William Street – Galleria New York, NY 10038	EquiServe 40 Campanelli Drive Braintree, MA 02184 Attn: Southwestern Life Holdings, Inc.

By Facsimile Transmission:

(781) 575-4826
or
(781) 575-4827

Confirm Facsimile By Telephone:

(781) 575-4816

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Guarantee on the Reverse Side Must Be Completed.

Ladies and Gentlemen:

      The undersigned hereby tenders to SW Holdings Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Swiss Re Life & Health America Holding Company, a Delaware corporation (the “Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 11, 2001 (the “Offer to Purchase”), and the related Transmittal Letter (which, as amended from time to time, together constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares:
Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer (including through DTC’s ATOP):
 The Depository Trust Company
Name of Tendering Institution:

Account Number:

Dated: , 2001	Name(s) of Record Holder(s): Please Print Address(es): Zip Code Company Area Code and Tel. No.: Area Code and Tel. No.: Signature(s):

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DELIVERY GUARANTEE

(Not to be used for signature guarantees)

      The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company (pursuant to the procedures for book-entry transfer, set forth in Section 2 of the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three NASDAQ National Market trading days after the date of execution of this Notice of Guaranteed Delivery. The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address	Title:

Zip Code	Name: Please Print

Area Code and Telephone No.	Dated: , 2001

Address:

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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